Exhibit 31.2

CERTIFICATION

I, Lance Thibault, Chief Financial Officer, certify that:

1.               I have reviewed this quarterly report on Form 10-Q/A of deCODE genetics, Inc.;

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.               [Intentionally omitted*];

4.               [Intentionally omitted*]; and

5.               [Intentionally omitted*]

Dated: August 14, 2006	/s/ LANCE THIBAULT
Lance Thibault
Chief Financial Officer

* This paragraph is omitted because there has been no amendment of the matters referred to therein.